UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50580	54-1956515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard Chantilly, Virginia	20151
(Address of Principal Executive Offices)	(Zip Code)

(703) 488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2012, the Board of Directors approved a cash bonus payment to certain officers and other employees of the Company, including the named executive officers, in an aggregate amount of approximately $2.1 million. The bonus payment is intended as a dividend equivalent payment designed to compensate the holders of options and RSUs for the Company’s recently announced special dividend $0.50 per share and quarterly cash dividend of $0.20 per share.

The bonus awards were in the following amounts for our named executive officers:

Name	Bonus Amount
Michael Stanfield Chairman and CEO	$561,920

John Scanlon Executive Vice President and Chief Financial Officer	$198,684

Neal Dittersdorf Executive Vice President	$196,093

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2012	INTERSECTIONS INC.

	By:	/s/ Madalyn Behneman
Name: Madalyn Behneman
Title: Chief Accounting Officer